UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2019

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      55 Glenlake Parkway, N.E., Atlanta, Georgia                30328
(Address of principal executive offices)                 (Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class B common stock, par value $0.01 per share	UPS	New York Stock Exchange

Floating-Rate Senior Notes Due 2020	UPS20A	New York Stock Exchange

1.625% Senior Notes Due 2025	UPS25	New York Stock Exchange

1% Senior Notes due 2028	UPS28	New York Stock Exchange

0.375% Senior Notes due 2023	UPS23A	New York Stock Exchange

1.500% Senior Notes due 2032	UPS32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 12, 2019, United Parcel Service, Inc. (“UPS”) announced that Richard N. Peretz, UPS’s Senior Vice President, Chief Financial Officer and Treasurer, has notified UPS that he will retire from the Chief Financial Officer and Treasurer positions effective September 16, 2019. Mr. Peretz will remain employed with UPS through December 31, 2019 to assist with transition matters.
Also on that date, UPS appointed Brian Newman as Senior Vice President, Chief Financial Officer and Treasurer, effective September 16, 2019.
Mr. Newman, 50, has been employed by PepsiCo, a multinational food, snack, and beverage company, for 26 years in positions of increasing responsibility. He has served as PepsiCo’s Executive Vice President, Finance & Operations, Latin America since October 2017, with leadership responsibility for all finance and operations activity across the Latin America region. Prior to serving in that role he was Executive Vice President, Global Operations from August 2015 through September 2017, and Global Head of e-Commerce from October 2014.
In connection with his employment, UPS has entered into an employment offer letter with Mr. Newman (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Newman will be entitled to an annual: (i) base salary of $725,000; (ii) UPS Management Incentive Program award with a target of 130% of his base salary, which for 2019 will be prorated and payable in vested Class A common stock; (iii) UPS Long-Term Incentive Performance (“LTIP”) program award with a target award of 550% of his base salary; and (iv) UPS stock option grant on the same basis as other executive officers of UPS. The Offer Letter also provides that Mr. Newman will be entitled to: (i) a grant of UPS restricted stock units with a value of $5,500,000, vesting in March 2020; (ii) a performance-based cash award with a target value of $3,000,000, payable in equal installments in March 2021 and March 2022, with the actual payout based on the Company’s performance under the LTIP for periods ending December 31, 2020 and December 31, 2021, respectively; and (iii) a cash transition payment of $600,000 to be made in March 2020. These amounts are subject to repayment on a prorated basis if Mr. Newman resigns without “good reason” or is terminated for “cause” within 36 months following his start date. Mr. Newman will also be entitled to participate in UPS benefit plans applicable to UPS’s other executive officers.
Mr. Newman also entered into a protective covenant agreement (the “Protective Covenant Agreement”), which protects UPS’s confidential information and includes noncompetition and nonsolicitation covenants. It also provides Mr. Newman with continued payment of his base salary for up to 24 months if his employment is terminated by UPS without “cause” within two years following his start date.
The foregoing description of the Offer Letter and the Protective Covenant Agreement is qualified in its entirety by reference to the full text of the Offer Letter and the Protective Covenant Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference in this Item 5.02. Any capitalized terms not defined herein are defined in the Offer Letter and Protective Covenant Agreement.

Item 7.01 - Regulation FD Disclosure.
The press release issued on August 12, 2019 relating to the above matters is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment offer letter agreement between the Company and Brian Newman, dated August 7, 2019
10.2	Protective Covenant Agreement between UPS and Brian Newman, dated August 7, 2019
99.1	Press release issued on August 12, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

The information included in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by reference in any such filing.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	August 12, 2019	By:	/s/ NORMAN M. BROTHERS, JR.
Norman M. Brothers, Jr.
Senior Vice President, General Counsel and Corporate Secretary